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                     CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Post-Effective Amendment No. 20 to the Registration Statement (File No. 33-44712) and Amendment No. 22 to the Registration Statement (File No. 811-6509) of the Pillar Funds on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940 respectively, or our report dated November 20, 1998 on our audit of the financial statements and financial highlights of the SEI Institutional Managed Trust, which report is included in the Annual Report to Shareholders for the year ended September 30, 1998, which is incorporated by reference in the Post-Effective Amendment to the Registration Statement. We also consent to the reference to our Firm under the caption "Financial Highlights" in the Prospectus and under the captions "Independent Accountants" and "Experts" and "Financial Statements" in the Statement of Additional Information.


/s/ PricewaterhouseCoopers LLP

2400 Eleven Penn Center
Philadelphia, Pennsylvania
April 29, 1999